UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017 (December 3, 2017)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue Hartford, CT 06156
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 273-0123

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On December 3, 2017, CVS Health Corporation, a Delaware corporation (“CVS Health”), Aetna Inc., a Pennsylvania corporation (“Aetna”), and Hudson Merger Sub Corp., a Pennsylvania corporation and a wholly-owned subsidiary of CVS Health (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Aetna, with Aetna surviving the merger as a wholly-owned subsidiary of CVS Health (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Aetna common share (other than treasury shares held by Aetna and any shares beneficially owned by CVS Health or any of CVS Health’s subsidiaries unless such shares are owned in a fiduciary, representative or other capacity on behalf of other persons) will be converted into the right to receive (i) 0.8378 (the “Exchange Ratio”) shares of CVS Health common stock (the “Share Consideration”) and (ii) $145.00 in cash, without interest (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”).

Treatment of Equity Awards

At the Effective Time, each outstanding stock appreciation right representing the right to receive a payment in Aetna common shares (each, an “Aetna Stock Appreciation Right”) that is vested or that, pursuant to its terms as in effect as of the date of the Merger Agreement, would become vested as of the Effective Time, with a per share exercise price less than the Equity Award Cash Consideration (as defined below), will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (a) the sum of the Cash Consideration plus the value equal to the product of the Parent Stock Price (as defined below) multiplied by the Exchange Ratio (the sum of these amounts, the “Equity Award Cash Consideration”) over (b) the applicable per share exercise price of such Aetna Stock Appreciation Right multiplied by (ii) the total number of Aetna common shares subject to such Aetna Stock Appreciation Right.

Each Aetna Stock Appreciation Right that is not cancelled pursuant to the provisions described in the preceding paragraph or is granted after the date of the Merger Agreement (to the extent permitted by the Merger Agreement), at the Effective Time will, by virtue of the Merger and without further action on the part of any holder, be assumed by CVS Health and become, as of the Effective Time, a stock appreciation right (an “Assumed Stock Appreciation Right”) representing the right to receive a payment in shares of CVS Health common stock, on the same terms and conditions (including with respect to vesting, exercise and expiration provisions) as applied to each such Aetna Stock Appreciation Right immediately prior to the Effective Time, except that the number of shares of CVS Health common stock subject to such Assumed Stock Appreciation Right will equal the number of Aetna common shares that were subject to such Aetna Stock Appreciation Right immediately prior to the Effective Time, multiplied by the Equity Award Exchange Ratio (as defined below), rounded down to the nearest whole share, and the per share exercise price, rounded up to the nearest whole cent, will equal the quotient of the exercise price per Aetna common share at which such Aetna Stock Appreciation Right was exercisable immediately prior to the Effective Time, divided by the Equity Award Exchange Ratio.

Immediately prior to the Effective Time, for each outstanding restricted stock unit award with respect to Aetna common shares that vests solely based on the passage of time (each, an “Aetna RSU Award”) and pursuant to its terms as in effect on the date of the Merger Agreement, provides for accelerated vesting upon the consummation of the transactions contemplated by the Merger Agreement, the restrictions and vesting conditions applicable to such Aetna RSU Award will lapse and each such Aetna RSU Award will, by virtue of the Merger and without any action on the part of the holder, be converted as of the Effective Time into the right to receive, with respect to each Aetna common share underlying such Aetna RSU Award, the Merger Consideration, less applicable tax withholdings.

Each Aetna RSU Award that is not converted into a right to receive the Merger Consideration or is granted after the date of the Merger Agreement (to the extent permitted by the Merger Agreement), at the Effective Time will, by virtue of the Merger and without further action on the part of any holder, be assumed by CVS Health and will be converted into a restricted stock unit award (each, an “Assumed Restricted Stock Unit Award”), except that each Assumed Restricted Stock Unit Award will cover whole shares of CVS Health common stock equal to the whole number of Aetna common shares underlying such Assumed Restricted Stock Unit Award immediately prior to the Effective Time, multiplied by the Equity Award Exchange Ratio, rounded down to the nearest whole share. Except as provided in the immediately preceding sentence, each Assumed Restricted Stock Unit Award will continue to have, and be subject to, the same terms and conditions as applied to the corresponding Aetna RSU Award immediately prior to the Effective Time (including any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger).

Immediately prior to the Effective Time, for each outstanding stock unit award with respect to Aetna common shares that vests based on the achievement of performance goals (each, an “Aetna PSU Award”) and pursuant to its terms as in effect on the date of the Merger Agreement, provides for accelerated vesting upon the consummation of the transactions contemplated by the Merger Agreement, the restrictions and vesting conditions applicable to such Aetna PSU Award will lapse and each such Aetna PSU Award will, by virtue of the Merger and without any action on the part of the holder, be converted as of the Effective Time into the right to receive, with respect to each Aetna common share underlying such Aetna PSU Award, the Merger Consideration, less applicable tax withholdings.

Each Aetna PSU Award that is not converted into a right to receive the Merger Consideration or is granted after the date of the Merger Agreement (to the extent permitted by the Merger Agreement), at the Effective Time will, by virtue of the Merger and without further action on the part of any holder, be assumed by CVS Health and will be converted into a time-vesting restricted stock unit award (each, an “Assumed Performance Stock Unit Award”), except that each Assumed Performance Stock Unit Award will cover whole shares of CVS Health common stock equal to the whole number of Aetna common shares underlying such Assumed Performance Stock Unit Award immediately prior to the Effective Time (determined in accordance with the applicable award agreement), multiplied by the Equity Award Exchange Ratio, rounded down to the nearest whole share. Except as provided in the immediately preceding sentence, each Assumed Performance Stock Unit Award will continue to have, and be subject to, the same terms and conditions as applied to the corresponding Aetna PSU Award immediately prior to the Effective Time (including any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger).

For purposes of the Merger Agreement, the “Parent Stock Price” means the average of the volume weighted averages of the trading prices of CVS Health common stock on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by CVS Health and Aetna in good faith) on each of the five consecutive trading days ending on the trading day that is two trading days prior to the closing date of the Merger.

For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” means the sum of (i) the Share Consideration, plus (ii) the quotient of (x) the Cash Consideration divided by (y) the Parent Stock Price, rounded to the nearest one thousandth.

Covenants

The Merger Agreement provides that, effective at the Effective Time, the number of members of the board of directors of CVS Health will be increased by three (3) and the vacancies created thereby will be filled by Mark T. Bertolini, the Chairman and Chief Executive Officer of Aetna, and two other individuals who are serving on the board of directors of Aetna immediately prior to the Effective Time, who are jointly designated by Aetna and CVS Health and who meet CVS Health’s independence criteria as in effect as of such time. The Merger Agreement also provides that, for at least three years following the closing of the Merger, CVS Health will preserve Aetna Foundation, Inc. in a manner consistent in all material respects with the past practice of Aetna, including by maintaining its name and its charitable mission, and for at least five years following the closing of the Merger, CVS Health will maintain “Aetna” as the primary brand for the insurance businesses of CVS Health and its subsidiaries (including Aetna, as the surviving corporation of the Merger, and its subsidiaries).

CVS Health and Aetna each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of CVS Health and Aetna to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Under the Merger Agreement, both CVS Health and Aetna have agreed that their respective quarterly dividends will not exceed $0.50 per share prior to the Effective Time. Declaration and payment of future Aetna dividends is at the discretion of Aetna’s board of directors and may be adjusted as business needs or market conditions change.

Under the Merger Agreement, each of CVS Health and Aetna has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable law to consummate the Merger, including obtaining as promptly as practicable and thereafter maintaining all consents required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Merger. Notwithstanding such general obligation to obtain such consents of governmental authorities, in connection with obtaining any required regulatory approval, CVS Health is not required by the Merger Agreement to take actions that would have or would reasonably be expected to have, individually or in the aggregate, a Regulatory Material Adverse Effect on CVS Health or Aetna. “Regulatory Material Adverse Effect” means, with respect to CVS Health or Aetna, a material adverse effect on the financial condition, business, revenue or earnings before interest, taxes, depreciation and amortization (“EBITDA”) of such person and its subsidiaries, taken as a whole. For purposes of determining whether any action would have or would reasonably be expected to have a Regulatory Material Adverse Effect on Aetna, Aetna and its subsidiaries will collectively be deemed to be a company the size of (and with revenue and EBITDA equal to those of) CVS Health and its subsidiaries, taken as a whole (excluding, for the avoidance of doubt, Aetna and its subsidiaries). In addition, for purposes of determining whether any action would have or would reasonably be expected to have a Regulatory Material Adverse Effect on CVS Health or on Aetna, impacts on CVS Health, Aetna or any of their respective subsidiaries will be aggregated.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to customary conditions, including (i) the approval and adoption of the Merger Agreement by Aetna’s shareholders, (ii) the approval by CVS Health’s stockholders of the issuance of CVS Health common stock in the transaction (the “Stock Issuance”), (iii) the absence of any U.S. law enacted after the date of the signing of the Merger Agreement, injunction, judgment, order or decree prohibiting or enjoining the consummation of the Merger, (iv) the early termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) the receipt of specified governmental consents and approvals, (vi) compliance by Aetna and CVS Health in all material respects with their respective obligations under the Merger Agreement and (vii) subject in most cases to exceptions that do not rise to the level of a “Company Material Adverse Effect” or “Parent Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by Aetna and CVS Health, respectively. The obligation of CVS Health and Aetna to consummate the Merger is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect” or “Parent Material Adverse Effect,” respectively. The obligation of the parties to consummate the Merger is not subject to any financing condition.

Shareholder and Stockholder Meetings; Non-Solicitation; Intervening Events

The Merger Agreement requires Aetna and CVS Health to convene a shareholders meeting and a stockholders meeting, respectively, for purposes of obtaining the necessary Aetna shareholder approval and CVS Health stockholder approval, and, subject to certain exceptions, each of Aetna and CVS Health have agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its board of directors will recommend that its shareholders or stockholders, as applicable, approve and adopt the Merger Agreement or the Stock Issuance, as applicable.

Prior to the approval of the Stock Issuance by CVS Health’s stockholders or the approval and adoption of the Merger Agreement by Aetna’s shareholders, as applicable, the CVS Health board of directors or the Aetna board of directors, as applicable, may, in connection with the receipt of a “Parent Superior Proposal” or “Company Superior Proposal” (each as defined on the Merger Agreement), respectively, change its recommendation in favor of the Stock Issuance or the Merger Agreement, respectively, or terminate the Merger Agreement to enter into a definitive agreement providing for such Parent Superior Proposal or Company Superior Proposal, as applicable, subject to payment of the termination fee described below, in each case, subject to complying with notice and other specified conditions, including giving the other party the opportunity to propose changes to the Merger Agreement in response to such Parent Superior Proposal or Company Superior Proposal, as applicable, if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

In addition, prior to the approval of the Stock Issuance by CVS Health’s stockholders or the approval and adoption of the Merger Agreement by Aetna’s shareholders, as applicable, the CVS Health board of directors or the Aetna board of directors, as applicable, may, in connection with a “Parent Intervening Event” or a “Company Intervening Event” (each as defined in the Merger Agreement), respectively, change its recommendation in favor of the Stock Issuance or the Merger Agreement, respectively, subject to complying with notice and other specified conditions, including giving the other party the opportunity to propose changes to the Merger Agreement in response to such Parent Intervening Event or Company Intervening Event, as applicable, if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Termination; Termination Fees

As described above, prior to the approval of the Stock Issuance by CVS Health’s stockholders or the approval and adoption of the Merger Agreement by Aetna’s shareholders, as applicable, CVS Health or Aetna may terminate the Merger Agreement to enter into a definitive agreement providing for a Parent Superior Proposal or Company Superior Proposal, respectively, subject to complying with notice and other specified conditions and payment of the termination fee described below. In addition, if either party’s board of directors changes its recommendation that its shareholders or stockholders, as applicable, approve and adopt the Merger Agreement or approve the Stock Issuance, as applicable, the other party may terminate the Merger Agreement. However, a party whose board of directors changes its recommendation in connection with a Parent Intervening Event or Company Intervening Event, as applicable, does not have the right to terminate the Merger Agreement.

The Merger Agreement contains certain other termination rights, including, among others, the right of each party to terminate the Merger Agreement (i) if the Merger has not been consummated by the “end date” of December 3, 2018, subject to each party’s right to extend the end date to March 3, 2019 if all closing conditions (other than receipt of antitrust and other specified regulatory approvals) have been satisfied by December 3, 2018, and CVS Health’s right to extend the end date to June 3, 2019 if all closing conditions (other than receipt of antitrust and other specified regulatory approvals) have been satisfied by March 3, 2019, (ii) if a governmental authority in the United States has issued a law enacted after the date of the signing of the Merger Agreement, injunction, judgment, order or decree which prohibits or enjoins the Merger and which, in the case of a judgment, order or decree, has become permanent, final and nonappealable, (iii) if the required vote of Aetna shareholders is not obtained, (iv) if the required vote of the CVS Health stockholders is not obtained or (v) due to the other party’s breach in any material respect of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions or convening of stockholder or shareholder meetings, as applicable.

In the event of a termination of the Merger Agreement under certain circumstances, CVS Health or Aetna may be required to pay a termination fee to the other.

CVS Health would be required to pay to Aetna a termination fee of $2.1 billion if the Merger Agreement is terminated (i) by Aetna as a result of a change in the recommendation of CVS Health’s board of directors to its stockholders to approve the Stock Issuance, (ii) by Aetna due to CVS Health’s breach in any material respect of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions or convening CVS Health’s stockholder meeting or (iii) by CVS Health in order to enter into a definitive agreement providing for a Parent Superior Proposal. In addition, CVS Health would be required to pay to Aetna a termination fee of $2.1 billion if (w) the required vote of CVS Health’s stockholders is not obtained, (x) an acquisition of CVS Health were publicly proposed or disclosed prior to such vote, (y) the Merger Agreement is terminated by either party and (z) within twelve months after such termination, CVS Health enters into a definitive agreement providing for, or consummates, an alternative transaction with a third party.

Aetna would be required to pay to CVS Health a termination fee of $2.1 billion if the Merger Agreement is terminated (i) by CVS Health as a result of a change in the recommendation of Aetna’s board of directors to its shareholders to approve and adopt the Merger Agreement, (ii) by CVS Health due to Aetna’s breach in any material respect of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions or convening Aetna’s shareholder meeting or (iii) by Aetna in order to enter into a definitive agreement providing for a Company Superior Proposal. In addition, Aetna would be required to pay to CVS Health a termination fee of $2.1 billion if (w) the required vote of Aetna’s shareholders is not obtained, (x) an alternative acquisition of Aetna were publicly proposed or disclosed prior to such vote, (y) the Merger Agreement is terminated by either party and (z) within twelve months after such termination, Aetna enters into a definitive agreement providing for, or consummates, an alternative transaction with a third party.

In the event the Merger Agreement is terminated (i) as a result of the failure of the Merger to occur on or before the end date (as it may be extended) due to the failure to achieve antitrust or other specified regulatory approvals, (ii) as a result of a final and non-appealable order or injunction relating to antitrust or other specified regulatory approvals or (iii) as a result of CVS Health’s failure to take appropriate proceedings to contest an order or injunction in respect of antitrust or other specified regulatory matters within certain specified time periods, then CVS Health would be required to pay Aetna a termination fee of $2.1 billion.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide CVS Health stockholders, Aetna shareholders and other security holders with information regarding its terms and is not intended to provide any factual information about CVS Health or Aetna. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by CVS Health stockholders, Aetna shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by CVS Health stockholders, Aetna shareholders or other security holders. CVS Health stockholders, Aetna shareholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Aetna shareholders’ right to receive the Merger Consideration and the right of holders of Aetna equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Aetna, CVS Health or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CVS Health’s or Aetna’s public disclosures. Aetna acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between CVS Health and Aetna, CVS Health and Aetna will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a CVS Health registration statement on Form S-4 that will include a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health, and a definitive joint proxy statement/prospectus will be mailed to stockholders of CVS Health and shareholders of Aetna. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CVS Health will be available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors or by contacting CVS Health’s Investor Relations Department at 800-201-0938. Copies of the documents filed with the SEC by Aetna will be available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-8204.

Participants in Solicitation

CVS Health, Aetna, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of CVS Health is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016 (“CVS Health’s Annual Report”), which was filed with the SEC on February 9, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 31, 2017, and its Current Report on Form 8-K, which was filed with the SEC on May 12, 2017. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016 (“Aetna’s Annual Report”), which was filed with the SEC on February 17, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 7, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on May 24, 2017 and October 2, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna. This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Reform Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this Current Report on Form 8-K regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, Aetna’s share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control. In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna. Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this Current Report on Form 8-K may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations. These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction. Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 3, 2017, among CVS Health Corporation, Hudson Merger Sub Corp. and Aetna Inc.*

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 3, 2017, among CVS Health Corporation, Hudson Merger Sub Corp. and Aetna Inc.*

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date:	December 6, 2017	By:	/s/ Heather Dixon
			Name:	Heather Dixon
			Title:	Vice President, Controller and Chief Accounting Officer